INLAND RETAIL REAL ESTATE TRUST, INC.
INDEPENDENT DIRECTOR STOCK OPTION PLAN
OPTION AGREEMENT
AGREEMENT NO.
THIS OPTION AGREEMENT (the "Agreement" or the "Option") made and
entered into as of the ______ day of ________________,       (the
"Grant Date"), by and between INLAND RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (the "Company"), and _________________________________ (the "Optionee") under and pursuant to the Inland Retail Real Estate Trust, Inc. Independent Director Stock Option Plan (the "Plan").
Except where the context otherwise requires, all capitalized terms which are not defined in this Agreement shall have the meaning set forth in the Plan.
The parties agree as follows:
     1. Grant of Option. In consideration of the services rendered and to be rendered to the Company by the Optionee as an Independent Director of the Company and upon the determination made by the Board of Directors of the Company (the "Board") that the Optionee is eligible to receive an Option under the Plan, the Company hereby grants to the Optionee an Option (the "Option") to purchase a total of up to Three Thousand (3,000) shares of the Common Stock, par value $0.01 per share, of the Company (each share of such Common Stock, a "Share" and collectively, the "Shares"). The purchase price of a Share (the "Option Price") purchased upon exercise of the Option granted by this Agreement shall be $9.05 per Share, upon and subject to the terms and conditions set forth in this Agreement. Shares which may be purchased upon the exercise of the Option are hereafter referred to as "Option Shares."

2.   Acknowledgment by Optionee.  The Optionee hereby
acknowledges:
(i) that he or she has had an opportunity to review a copy of the Plan, a copy of all available reports on Forms 8-K, 10-Q and 10-K, if any, and the registration statement on Form S-11, filed by the Company with the Securities and Exchange Commission, and the Company's prospectus dated February 11, 1999 used in connection with its initial public offering of Shares (which prospectus contains a summary of the Plan under the caption "Management - Independent Director Stock Option Plan"), as well all supplements to that prospectus; and
(ii) that any questions pertaining to the Plan, to the Option and to the Option Shares have been answered by the Company to his or her satisfaction; and
(iii) that he or she understands that the Plan is incorporated in this Agreement by reference and is made a part of this Agreement as if fully set forth in this Agreement; and
(iv) that the Plan shall control in the event that there is any conflict between the Plan and this Agreement, and also with respect to any matter not addressed in this Agreement.
3.   Time of Exercise.
(a) Subject to the provisions of this Section 3 and the restrictions imposed in the Plan, the Option may be exercised in accordance with the provisions of Section 4 below, in whole or in part, as follows: (i) 1,000 Option Shares on or after the date of grant; (ii) an additional 1,000 Option Shares on or after the first anniversary of the date of grant; and (iii) an additional 1,000 Option Shares on or after the second anniversary of the date of grant. Notwithstanding the foregoing, except as otherwise provided in paragraph (b) below of this Section 3, an Option may not be exercised after the earliest to occur of the following dates: (i) the date that is ten (10) years from the date of grant, (ii) the date upon which the Optionee is removed for cause as an Independent Director, or (iii) three (3) months following the date the Optionee ceases to be an Independent Director for any reason other than death or disability.
(b) Subject to the provisions of this Section 3 and the restrictions imposed in the Plan, in the event that the Optionee dies or becomes disabled while an Independent Director of the Company, any Option as to which the Optionee's rights have become vested but which has not yet been exercised may be exercised and the Option Shares may be purchased for a period of one (1) year after death or the disabling event, provided that the death or disabling event occurs while the Optionee is an Independent Director and prior to his or her removal for cause, resignation or ceasing to be an Independent Director for any other reason and provided that the Option is otherwise exercisable on the date of death or of the disabling event; provided however, that if the Option is exercised within the first six (6) months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold until the six-month anniversary of the date of the grant of the Option.
4. Manner of Exercise. All Options exercised during the Optionee's lifetime shall be exercised only by the Optionee or the Optionee's legal representative. A legal representative shall be required to provide written evidence reasonably satisfactory to the Company of his or her authority to act on behalf of the Optionee. Each Optionee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise the Optionee's Options following the Optionee's death (the "Optionee's beneficiaries"). Each designation will revoke all prior designations by the Optionee, must be in writing to be valid and will be effective only when filed with the Secretary of the Company during the Optionee's lifetime. The Optionee may also revoke a designation without designating a new beneficiary. To be valid such a revocation must be in writing and will be effective only when filed with the Secretary of the Company
during the Optionee's lifetime.   The Option may be exercised
only by the delivery of a written notice of exercise in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its principal executive offices at 2901 Butterfield Road, Oak Brook, Illinois 60521,
Attn: Secretary. In the event that the Company moves its principal executive offices it shall notify the Optionee in writing of the new address and Options will thereafter be exercisable only by the delivery of written notice of exercise in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its new principal executive offices. Each such notice of exercise shall state the number of Option Shares with respect to which the Option is being exercised and either shall be signed by the Optionee or, in the event that the Option is being exercised by the legal representative of the Optionee or by the Optionee's beneficiaries, shall be signed by such legal representative or beneficiaries, and shall be accompanied by a copy of the Optionee's death certificate (if the Optionee is deceased) and/or such other proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. Notices sent by registered or certified mail shall be effective only when received by the Company. Each such notice shall be accompanied by (a) the original executed copy of this Agreement, (b) the full aggregate purchase price of the Option Shares being purchased, and (c) such other documents or instruments as the Company may require to comply with the then current federal and state income tax and securities laws. In the event that this Option is exercised for less than all of the Option Shares covered by this Agreement, and subject to the terms and conditions of the Plan, the Company shall deliver an executed copy of a new Option Agreement to the Optionee within sixty (60) days of such exercise for the number of Option Shares covered by this Agreement which are not then exercised. The exercise price for the Option Shares may be paid (i) in cash, by check, bank draft or money order; or
(ii) unless, in the opinion of counsel to the Company doing so may result in a possible violation of law, by the delivery of Shares then owned by the Optionee valued at Fair Market Value on the date of exercise. No Option Shares shall be issued in connection with an exercise of the Option until payment for such Shares has been made.
5. Delivery of Certificates. The Company shall not be required to issue or deliver any certificate for the Option Shares upon the exercise of the Option prior to compliance by the Company with any requirements of the then current federal and state securities laws and of any stock exchange or other market system on which the Shares may at that time be listed or traded. The Optionee (or the legal representative of the Optionee or the Optionee's beneficiaries) shall have no interest in the Option Shares unless and until certificates for such Option Shares are issued to him or her.
6. Effect of Certain Changes. In the event that the number of outstanding Shares shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock dividends, the number of Option Shares which are granted, the number of Option Shares which can be purchased on a particular date and the Option Price per Option Share shall be appropriately adjusted, as determined by the Company, to give proper effect to such changes.
7. Options are Non-Transferable. The Option may not be assigned, transferred, pledged or hypothecated in any way whether by operation of law or otherwise (except by will, or if the Independent Director dies intestate, by the laws of descent and distribution). The Option may be exercised only by the Optionee (or in the event of the Optionee's incompetency by the Optionee's legal representative) during the Optionee's lifetime and, after the Optionee's death, may be exercised only by the Optionee's legal representative or by the Optionee's beneficiaries.
8. No Guarantee of Directorship. Nothing in this Agreement shall be deemed or construed to confer upon any Independent Director any right to serve as an Independent Director for any period of time or to continue serving at his or her present or any other rate of compensation.
9.   Limitation on Liability.
In the event that the Optionee shall have designated a beneficiary or beneficiaries in accordance with Section 4 and has not revoked such designation in accordance with Section 4, the Company shall be absolved of all further liability to the Optionee, the Optionee's estate, the Optionee's spouse and the Optionee's heirs, successors and assigns to the extent that it issues Shares as directed by the beneficiary or beneficiaries so designated upon the exercise of an Option following the death of the Optionee that satisfies the requirements of Section 4 of this Agreement.
10.  Tax Withholding.
Subject to Section 3.4 of the Plan, the Company shall have the power to withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable and/or the Option Shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.
11.  Miscellaneous.
(a) The Option may not be exercised with respect to a fraction of any Option Share.
(b) This Agreement contains all of the undertakings and understandings between the Company and the Optionee regarding the subject matter of the Option. No oral or unwritten undertaking or understandings exist with regard to this Option and if claimed or believed by any person to exist shall be disregarded and shall not be relied upon for any purpose. No modification or amendment of any of the terms of the Option shall be valid if not made in writing and no such writing shall be binding on the Company if not signed by its Chairman, President or one of its Vice Presidents and attested by its Secretary or an Assistant Secretary.
(c) Anything to the contrary notwithstanding, the provisions of the Plan shall be incorporated in this Agreement and made a part hereof by this reference and shall govern and control to the extent of any inconsistency between the Plan and this Agreement and also with respect to any matter that is not addressed in this Agreement.
(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, except to the extent preempted by federal law.
(e) This Agreement shall be binding upon the successors and assigns of the Optionee and the Company.
(f) If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers, and the Optionee has duly executed this Agreement, all as of the date and year first above written.
INLAND RETAIL REAL ESTATE TRUST, INC.
By:
Robert D. Parks, Chairman
ATTEST:

Samuel A. Orticelli, Secretary
Optionee:
Signature:  _________________________________
Name:       _________________________________







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